             MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                         STATEMENT OF CASH FLOWS



Year ended December 31,                                 1993      1992     1991
(In millions)                                           ----      ----     ----

Operating activities
    Cash received from customers                     $11,546   $10,328   $9,362
    Cash paid to suppliers and employees              (9,097)   (8,154)  (7,597)
    Taxes paid                                          (321)     (292)    (292)
    Interest paid                                       (150)     (156)    (202)
                                                     -------   -------   ------
         Cash from operating activities                1,978     1,726    1,271
                                                     -------   -------   ------
Investing activities
    Cash outflow for communications system            (1,733)   (1,272)  (1,377)
    Other, net                                           (26)       11        1
                                                     -------   -------   ------
         Cash used for investing activities           (1,759)   (1,261)  (1,376)
                                                     -------   -------   ------
         Net cash flow before financing activities       219       465     (105)
                                                     -------   -------   ------
Financing activities
    Issuance of Senior Notes and other debt              756       481      527
    Retirement of Senior Notes and other debt         (1,468)     (218)    (504)
    Commercial paper and bank credit facility
      activity, net                                     (497)      (69)     (84)
    Issuance of preferred stock                          830         -        -
    Redemption of preferred stock                          -      (400)       -
    Purchase of treasury stock                          (198)     (180)       -
    Issuance of common stock for employee plans          319       168       79
    Payment of dividends on common and
      preferred stock                                    (28)      (56)     (55)
                                                     -------   -------   ------
          Cash used for financing activities            (286)     (274)     (37)

Net (decrease) increase in cash and cash equivalents     (67)      191     (142)

Cash and cash equivalents at beginning of year           232        41      183
                                                     -------   -------   ------
Cash and cash equivalents at end of year             $   165   $   232   $   41
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See accompanying Notes to Consolidated Financial Statements